EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul Kim, Chief Financial Officer of JNI Corporation, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) the Quarterly Report on Form 10-Q of JNI Corporation, to which this certification is attached as an exhibit, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the foregoing Quarterly Report on Form 10-Q of JNI Corporation, to which this certification is attached as an exhibit, fairly presents, in all material respects, the financial condition and results of operations of JNI Corporation.

Dated: August 12, 2003	/s/ PAUL KIM
Paul Kim
Chief Financial Officer

 A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement  required by Section 906, has been provided to JNI Corporation and will be retained by JNI Corporation and furnished to the Securities and Exchange Commission or its staff upon request.